UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported): May 8, 2007
PEERLESS MFG. CO.
(Exact Name Of Registrant As Specified In Charter)

Texas (State or Other Jurisdiction of Incorporation)	001-33453 (Commission File Number)	75-0724417 (IRS Employer Identification No.)
14651 North Dallas Parkway, Suite 500
Dallas, Texas 75254
(Address of Principal Executive Offices) (Zip Code)
Registrant’s telephone number, including area code: (214) 357-6181

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.03. Material Modification to Rights of Security Holders.
     On May 4, 2007, the Board of Directors of Peerless Mfg. Co. (the “Company”) declared a dividend distribution of one right (a “Right”) for each share of Common Stock, par value $1.00 per share (the “Common Shares”), of the Company outstanding at the close of business on May 22, 2007 (the “Record Date”), pursuant to the terms of a Rights Agreement, dated as of May 4, 2007 (the “Rights Agreement”), between the Company and Mellon Investor Services LLC, as rights agent. The Rights Agreement also provides, subject to specified exceptions and limitations, that Common Shares issued or delivered from the Company’s treasury after the Record Date will be entitled to and accompanied by Rights. The Rights are in all respects subject to and governed by the provisions of the Rights Agreement, a copy of which is incorporated herein by reference.
Item 9.01. Financial Statements and Exhibits.
     (d) Exhibits.

Exhibit No.	Description

4.1	Rights Agreement, dated May 4, 2007 between Peerless Mfg. Co. and Mellon Investor Services LLC, as Rights Agent (filed as Exhibit 4.1 to our Registration Statement on Form 8-A, dated May 8, 2007, and incorporated herein by reference)

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PEERLESS MFG. CO.
	By:	/s/ Henry G. Schopfer, III
Henry G. Schopfer, III
Chief Financial Officer
Date: May 8, 2007